Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-264241) on Form S-8 of our report dated April 17, 2023, with respect to the consolidated financial statements of Virgin Orbit Holdings, Inc..

/s/ KPMG LLP

Los Angeles, California
April 17, 2023